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                                                                  Exhibit 23.2




                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Cubist Pharmaceuticals Inc.
(formerly TerraGen Discovery Inc.)


We consent to the incorporation by reference in the registration statements (Nos. 333-64943, 333-96365, 333-90137, 333-32186, 333-54142 and 333-75862) on
Form S-3 and (Nos. 333-49522, 333-32178, 333-65385, 333-65383, 333-25707,
333-54140, 333-60168, 333-60152) on Form S-8 of Cubist Pharmaceuticals, Inc.
(the "Company") of our report dated April 3, 2000, except as to the acquisition by the Company described in note A which is as of October 23, 2000, with respect to the consolidated balance sheet of Cubist Pharmaceuticals Inc. (formerly TerraGen Discovery Inc.) as at December 31, 1999 and the consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for the years ended, which report appears in the Company's December 31, 2001 Annual Report on Form 10-K.


/s/KPMG LLP

Chartered Accountants

Vancouver, Canada
March 27, 2002